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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fieldstone Investment Corporation and Subsidiary:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in Post Effective Amendment No. 1 to Registration Statement No. 333-114802.

/s/ KPMG LLP

March 29, 2005

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Consent of Independent Registered Public Accounting Firm